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                                                                     EXHIBIT 8.1

                                [DPW Letterhead]

                                                                  March 12, 2002


Companhia Vale Do Rio Doce
Avenida Graca Aranha, No. 26
20005-900, Rio de Janeiro
RJ, Brazil


Ladies and Gentlemen:

     We are acting as United States counsel for Companhia Vale Do Rio Doce, a corporation (sociedade anonima) organized under the laws of the Federative Republic of Brazil (the "COMPANY"), in connection with the Registration Statement on Form F-3 (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission by the Company on February 5, 2002 for the purpose of registering under the United States Securities Act of 1933 (the "ACT") the Company's ordinary shares, no par value per share (the "SHARES"), and Shares to be represented by American depositary shares (the "ADSs"), each representing one Share. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

     On the basis of the foregoing, we confirm that the discussion in the Prospectus constituting part of the Registration Statement under the caption "Taxation--U.S. Federal Income Tax Considerations," insofar as it relates to U.S. federal income tax matters, is the opinion of Davis Polk & Wardwell and, subject to the conditions and limitations set forth therein, sets forth the material U.S. federal income tax considerations of general application to U.S. holders of the ownership and disposition of the Shares or ADSs.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In expressing our opinion herein, we have relied as to all matters of Brazilian law upon the opinion of Mattos Filho, Veiga Filho, Marrey Jr. & Quiroga Advogados, Brazilian counsel to the Company, which has been filed as an Exhibit to the Registration Statement. Our opinion is, insofar as such laws are concerned, subject to the assumptions, qualifications and exceptions contained in such opinions of Mattos Filho, Veiga Filho, Marrey Jr. & Quiroga Advogados.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,




                                       /s/ Davis Polk & Wardwell
                                       Davis Polk & Wardwell